EXHIBIT 5.1

November 9, 2012

Vector Group Ltd.
100 S.E. Second Street
Miami, FL 33131
Re:    Vector Group Ltd. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Vector Group Ltd., a Delaware corporation (the “Company”) and the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors” and, together with the Company, the “Registrants”), in connection with the preparation of the Registration Statement on Form S‑3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Registrants or selling securityholders to be identified in one or more prospectus supplements from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), in one or more series; (iii) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in the form attached as Exhibit 4.5 to the Registration Statement (the “Base Indenture”), and one or more supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Guarantors, (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (vi) rights to purchase any Securities (as defined below) (individually or collectively, the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; (vii) purchase contracts of the Company for the purchase and sale of Securities or other property subject to the purchase contracts, or any combination thereof (individually or collectively, the “Purchase Contracts”); and (viii) units consisting of two or more series of Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and/or Purchase Contracts (the “Units”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the

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Company and a unit agent to be appointed prior to the issuance of Units. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities” and the Base Indenture, Supplemental Indenture Documents, Warrant Agreements, Rights Agreements and Unit Agreements are collectively referred to herein as the “Agreements”.
In our capacity as counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the form of Indenture filed as Exhibit 4.5 to the Registration Statement;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Company’s Certificate of Incorporation”);

(iv)
the Amended and Restated By-laws of the Company, as presently in effect (the “Company’s By-laws” and, together with the Company’s Certificate of Incorporation, the “Company’s Organizational Documents”);

(v)
the certificate of incorporation, articles of incorporation or certificate of formation, as applicable, and by-laws or limited liability company agreement, as applicable, of each Guarantor, including all amendments thereto, as presently in effect (collectively, the “Guarantors’ Organizational Documents” and, together with the Company’s Organizational Documents, the “Organizational Documents”); and

(vi)	resolutions of the Board of Directors of the Company and each Guarantor relating to the registration of the Securities and the Guarantees, as applicable, and related matters.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent the Company’s or any Guarantor’s obligations depend on the enforceability of any Agreement against the other parties to such Agreement, we have assumed that such Agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrants. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

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In connection with the opinion expressed in paragraph 4 below, we have assumed the matters set forth in opinion paragraphs 1 and 2 in the opinion of Robert T. Vaughan, Jr., P.C., dated the date hereof, a copy of which has been delivered to you, as to matters of Virginia law. In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s or Guarantor’s, as applicable, Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law, (iv) the Company and Guarantors, if applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of Common Stock or Preferred Stock, including Common Stock or Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock or Preferred Stock, will have been authorized and reserved for issuance, in each case, within the limits of the then remaining authorized but unissued and unreserved amounts of such Common Stock or Preferred Stock, as applicable, and (v) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Guarantors, if applicable, with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, if applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, if applicable.
On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:
1.    When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.    When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

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3.    With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee, the Company and the Guarantors, if any, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
4.    With respect to any Guarantees relating to a series of Debt Securities offered under the Registration Statement (the “Offered Guarantees”), when (i) the specific terms of the particular Offered Guarantees have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Guarantees have been duly authorized, executed, authenticated, issued and delivered by the Trustee, the Company and the applicable Guarantors, and (iii) the Offered Guarantees have been duly authorized, executed and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement, such Offered Guarantees will be legally valid and binding obligations of the applicable Guarantors, enforceable against such Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
5.    With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in

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accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
6.    With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
7.    With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when (i) the Securities relating to such Purchase Contracts have been duly authorized for issuance and (ii) the Offered Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Purchase Contract Agreement and the applicable underwriting or other agreement, such Offered Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
8.    With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights or Purchase Contracts relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general

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principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.
Respectfully submitted,

/s/ O’Melveny & Myers LLP

Schedule 1
Guarantors

100 Maple LLC, a Delaware limited liability company
Accommodations Acquisition Corporation, a Delaware corporation
Eve Holdings Inc., a Delaware corporation
Liggett & Myers Holdings Inc., a Delaware corporation
Liggett Group LLC, a Delaware limited liability company
Liggett Vector Brands LLC, a Delaware limited liability company
V.T. Aviation LLC, a Delaware limited liability company
Vector Research LLC, a Delaware limited liability company
Vector Tobacco Inc., a Virginia corporation
VGR Aviation LLC, a Delaware limited liability company
VGR Holding LLC, a Delaware limited liability company